UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K/A CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 26, 2008

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-22083	84-1116894
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado		80215
(Address of principal executive offices)		(Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Reports on Form 8-K filed by Global Med Technologies, Inc. ("Global Med") under Items 2.01, 8.01 and 9.01 on July 2, 2008 and August 6, 2008 (the "Initial 8-Ks").  Amendment No. 1 is being filed to include the financial information required under Item 9.01.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, on July 2, 2008, Global Med acquired Inlog, SA and its related subsidiaries (“Inlog”) in accordance with the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of March 26, 2008.  Global Med acquired all of the outstanding stock of Inlog (the “Inlog Acquisition”) on June 26, 2008. As a result of the Inlog Acquisition, Inlog SA and its related subsidiaries became wholly-owned subsidiaries of Global Med. In consideration for the sale of shares by the aforementioned parties (the “Sellers”), the Company agreed to pay to the Sellers an aggregate purchase price equal to the sum of (i) payments due as of the Closing Date, including €4,470,000 and the issuance of 451,153 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) based on a value of $1.258996 per share (the “Closing Market Price”), (ii) €400,000, payable by no later than June 26, 2009 (the “First Anniversary”), (iii) the value of Common Stock delivered on the First Anniversary, at the price which was its average closing market price for the ten trading days preceding the First Anniversary (the “First Anniversary Market Price”), in a number of shares equal to either $651,000 divided by the First Anniversary Market Price if the price of such issuance equals or exceeds the Closing Market Price or $651,000 divided by the Closing Market Price if the First Anniversary Market Price is less than the Closing Market Price (although, instead of issuing such shares, the Company, at its sole discretion, may elect to make a payment of $651,000 which the Sellers must use to purchase Common Stock within the three months immediately following the First Anniversary), (iv) €400,000 payable no later than June 26, 2010 (the “Second Anniversary”), and (v) the value of Common Stock delivered on the Second Anniversary, at the price which was its average closing market price for the ten trading days preceding the Second Anniversary (the “Second Anniversary Market Price”), in a number of shares equal to either $651,000 divided by the Second Anniversary Market Price if the price of such issuance equals or exceeds the Closing Market Price or $651,000 divided by the Closing Market Price if the Second Anniversary Market Price is less than the Closing Market Price (although, instead of issuing such shares, the Company, at its sole discretion, may elect to make a payment of $651,000 which the Sellers must use to purchase Common Stock within the three months immediately following the Second Anniversary). The parties agreed that in no event shall the purchase price, consisting of an aggregate of items (i) – (v) above and the Earn-Out Consideration (as defined below), exceed $11,500,000. In order to calculate the purchase price, all sums payable in Euros will be converted to U.S. dollars at the exchange rate listed in the Wall Street Journal on the day preceding each applicable payment date. Within three months of the Closing Date, the Sellers must use $500,000 of the payment delivered on the Closing Date to purchase shares of Common Stock.

As previously reported, on August 6, 2008, Global Med entered into an Asset Purchase Agreement (the “Agreement”) with BlueRidge Solutions, L.C., a Virginia limited liability company d/b/a/ eDonor (“eDonor”). Pursuant to the terms of the Agreement, on July 31, 2008, in exchange for consideration that included $3,500,000, 1,180,173 shares of the Company’s common stock (the “Shares”) and the assumption of certain liabilities, eDonor sold substantially all of its assets to the Company (the “eDonor Acquisition”).

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired

	(i)	The audited consolidated financial statements of Inlog as of June 30, 2007 and 2006 and for each of the two years in the period ended June 30, 2007, and the reviewed consolidated financial statements as of March 31, 2008 and for each of the nine months in the period ended March 31, 2008 and 2007 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by the reference.

	(ii)	The audited consolidated financial statements of eDonor as of December 31, 2007 and 2006 and for each of the two years in the period ended December 31, 2007 are filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by reference.

	(iii)	The reviewed consolidated financial statements of eDonor as of March 31, 2008 and 2007 and for each of the three months in the period ended March 31, 2008 and 2007 are filed as Exhibit 99.3 to this Amendment No. 1 and incorporated herein by reference.

            (b)   Pro forma financial information

Consolidated pro forma financial information for Global Med, Inlog, and eDonor as of March 31, 2008 and for the year ended December 31, 2007 and the three months ended March 31, 2008 is filed as Exhibit 99.4 to this Amendment 1 and is incorporated by herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Global Med Technologies, Inc.

Dated: September 9, 2008

By: /s/ Darren Craig
            Darren Craig
           Acting Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Semple, Marchal & Cooper, LLP

99.1	Inlog SA and related subsidiaries audited consolidated financial statements as of June 30, 2007 and 2006 and for each of the two years in the period ended June 30, 2007, and the reviewed consolidated financial statements March 31, 2008 and for each of the nine months ended March 31, 2008 and 2007.

99.2	eDonor audited financial statements as of December 31, 2007 and 2006 and for each of the two years ended December 31, 2007.

99.3	eDonor reviewed financial statements as of March 31, 2008 and 2007 and for each of the three months ended March 31, 2008 and 2007.

99.4	Consolidated pro forma financial information for Global Med, Inlog, and eDonor as of March 31, 2008 and for the year ended December 31, 2007 and the three months ended March 31, 2008.